UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2012

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Federal Street, Suite 1100, Boston, Massachusetts	02110

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K filed by EnerNOC, Inc. on February 29, 2012 (the “Form 8-K”) to correct a typographical error contained in Item 5.02(e) of the Form 8-K and provide disclosure regarding EnerNOC, Inc.’s 2013 Executive Bonus Plan. The remainder of the Form 8-K is unchanged.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers

On February 27, 2012, Timothy Weller, the Chief Financial Officer and Treasurer of EnerNOC, Inc. (the “Company”), notified the Company that he was resigning in order to pursue another professional opportunity. Mr. Weller will remain employed by the Company as Chief Financial Officer and Treasurer until on or around March 31, 2012 in order to assist the Company with this transition.

(e) Compensatory Arrangements of Certain Officers

2012 and 2013 Executive Bonus Plan

At a meeting held on February 27, 2012 (the “Meeting”), based on the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, the Board approved the Company’s 2012 Executive Bonus Plan (the “2012 Plan”). At a meeting held on February 29, 2012, based on the recommendation of the Committee, the Board approved the Company’s 2013 Executive Bonus Plan (the “2013 Plan” and together with the 2012 Plan, the “Bonus Plans” ).

Pursuant to the Bonus Plans, the 2012 and 2013 annual bonus amount for each “named executive officer” (as such term is used in Instruction 4 to Item 5.02 of Form 8-K) (collectively, the “Named Executives”) will be determined based upon the Company’s achievement of certain pre-determined revenue, adjusted EBITDA and earnings per share targets applicable to 2012 and 2013, respectively (collectively, the “Targets”), which Targets have been set by the Board. Twenty-five percent of each of the 2012 and 2013 bonus amount payable to each Named Executive for performance in 2012 and 2013, respectively, shall be paid in shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), such percentage subject to increase to 100% at the election of the Named Executive, provided that such election was submitted to the Company’s Executive Vice President prior to the close of the NASDAQ Global Market on February 27, 2012 for the 2012 Plan and February 29, 2012 for the 2013 Plan. The Common Stock portions of each of the 2012 and 2013 bonus amount will be granted on the third business day following the Company’s earnings release for the quarter and fiscal year ended December 31, 2011, or March 1, 2012 (the “Grant Date”), and the number of shares of Common Stock awarded will be based on the closing price of the Common Stock on the Grant Date as reported on NASDAQ. Should the Named Executive remain employed by the Company, the Common Stock portions of each of the 2012 and 2013 bonus amount will vest in full upon certification of the achievement of the Targets by the Committee, such certification to be finalized between February 1st and March 15th of each year.

The remainder of the 2012 and 2013 bonus amount for the Named Executives who elect not to receive their entire 2012 and 2013 bonus amount in shares of Common Stock will be payable in cash subsequent to the certification described above, except for the Company’s Chief Executive Officer and Chairman, who will receive the remainder of his 2012 and 2013 bonus amount in shares of Common Stock in early 2013 and 2014, respectively, pursuant to the terms of his employment agreement, as amended by the Board at the Meeting.

At the Meeting, the Committee also recommended to the Board, and the Board approved, the following target bonuses (as a percentage of base salary) for each of the Named Executives:

Name and Position	Target Bonus (% of Base Salary)
Timothy G. Healy Chief Executive Officer and Chairman	100%
David B. Brewster President	75%
David M. Samuels Executive Vice President	75%
Gregg Dixon Senior Vice President of Marketing and Sales	115%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: March 1, 2012	By:	/s/ Kevin Bligh
	Name: Title:	Kevin Bligh Chief Accounting Officer (Principal Accounting Officer)